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                                                                   EXHIBIT 10.21


                                                           DRAFT: AUGUST 5, 1998


                             STOCKHOLDERS AGREEMENT
                            OF RENTERS CHOICE, INC.

                 STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of August 5 1998, by and among (i) each of Apollo Investment Fund IV, L.P., a Delaware limited partnership, and Apollo Overseas Partners IV, L.P., an exempted limited partnership registered in the Cayman Islands acting through its general partner (individually and collectively with their Permitted Transferees (defined below), the "Purchaser"), (ii) J. Ernest Talley, an individual ("Talley"),
(iii) Mark E. Speese, an individual ("Speese"), (iv) Renters Choice, Inc., a Delaware corporation (the "Company"), and (v) each other Person (defined below) who becomes a party to this Agreement in accordance with the terms hereof.

                              W I T N E S S E T H:

                 WHEREAS, this Agreement shall become effective (the "Effective Date") on the date of, and simultaneously with, the closing under the Stock Purchase Agreement, dated as of August 5, 1998, between the Company and the Purchaser (the "Stock Purchase Agreement");

                 WHEREAS, on the Effective Date, (i) the authorized capital stock of the Company will consist of 50,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock") of which ______ shares will be designated Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), and _________ shares will be designated Series B Preferred Stock, $.01 par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Series A and B Preferred Stock") and (ii) the issued and outstanding capital stock of the Company will consist of _____________ shares of Common Stock, 134,414 shares of Series A Preferred Stock and 115,586 shares of Series B Preferred Stock, with ___________ shares of Common Stock reserved for issuance upon the exercise of certain stock options and upon conversion of the Series A and B Preferred Stock;

                 WHEREAS, on the Effective Date (i) the Purchaser shall beneficially own 250,000 shares of Preferred Stock, and (ii) the Management Stockholders shall beneficially own 8,421,697 shares of Common Stock.

                 WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares (as defined below), including both issued and outstanding Shares as well as Shares that may be issued or otherwise acquired hereafter, to provide for certain rights and obligations in respect to the Shares and the Company as hereinafter provided.

                 NOW THEREFORE, the parties hereto agree as follows:
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                                   ARTICLE I

                                  DEFINITIONS

                 Section          1.               Definitions.  As used in
                                           this Agreement, the following terms
                                           have the following meanings:

                 "Affiliate" as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, control when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

                 "Apollo Nominees" shall have the meaning set forth in Section
4. l(a).

                 "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security.

                 "Board of Directors" shall mean the Board of Directors of the Company.

                 "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

                 "Certificates of Designations" shall mean the Certificates of Designations of the Series A and B Preferred Stock in the forms attached as exhibits to the Stock Purchase Agreement.

                 "Charter Documents" shall mean the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date, attached hereto as Exhibits A and B, respectively.

                 "Commission" shall mean the United States Securities and Exchange Commission.





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                 "Common Stock" shall have the meaning set forth in the
recitals.

                 "Company" shall have the meaning set forth in the preamble.

                 "Company Nominees" shall have the meaning set forth in Section 4.1(a).

                 "Credit Agreements" shall mean (i) that certain Credit Agreement dated August 5, 1998 by and among the Company, Comerica Bank, NationsBank and The Chase Manhattan Bank and (ii) that certain Senior Subordinated Credit Agreement dated August 5, 1998 by and among the Company, The Chase Manhattan Bank and Chase Securities Inc., as such may be amended from time to time.

                 "Effective Date" shall have the meaning set forth in the recitals.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "Indebtedness" shall mean with respect to any person, without duplication, all liabilities of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate)), or (c) for the payment of money relating to a capitalized lease obligation.

                 "IRR" shall have the meaning set forth in Section 4.2(b).

                 "Management Stockholders" shall mean Talley and Speese and any of their respective Permitted Transferees.

                 "MD&A" shall mean a management's discussion and analysis of the Company's financial condition and results of operation comparable to the discussion that is required to be included in periodic reports filed under the Exchange Act.

                 "Notices" shall have the meaning set forth in Section 6.5.

                 "pecuniary interest" in any security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security, and shall include securities owned by an individual's spouse or issue or any trust solely for the benefit of such individual, spouse or issue.







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                 "Permitted Transferee" shall mean:

                          (a)     in the case of the Purchaser (i) any officer,
director or partner of, or Person controlling, the Purchaser, (ii) any other Person that is (x) an Affiliate of the general partners, investment managers or investment advisors of the Purchaser, (y) an Affiliate of the Purchaser or a Permitted Transferee of an Affiliate or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is the Purchaser or a Permitted Transferee of the Purchaser or (iii) if a Permitted Transferee of a Person set forth in the foregoing clauses (i) and (ii) is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution, in each case in a bona fide distribution or other transaction not intended to avoid the provisions of this Agreement;

                          (b)     in the case of any Management Stockholder,
(i) any Person that is solely controlled by such Management Stockholder, (ii) upon a bona fide liquidation of, or a bona fide withdrawal from, such Management Stockholder, in each case, not intended to avoid the provisions of this Agreement, the shareholders, partners or principals, as the case may be, of such Management Stockholder, or (iii) if such Management Stockholder is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution; and

                          (c)     any Person who is a party to this Agreement.

                 "Person" shall mean an individual or a corporation, limited liability company, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Preferred Stock" shall have the meaning set forth in the recitals.

                 "Purchaser" shall have the meaning set forth in the preamble.

                 "Registration Rights Agreements" shall mean the Series A Registration Rights Agreement and the Series B Registration Rights Agreement, each dated as of the date hereof, by and between the Company and the Purchaser, attached hereto as Exhibits C and D, respectively.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                 "Series A and B Preferred Stock" shall have the meaning set forth in the recitals.

                 "Series A Preferred Stock" shall have the meaning set forth in the recitals.

                 "Series B Preferred Stock" shall have the meaning set forth in the recitals.





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                 "Shares" shall mean, collectively, the Common Stock and the
Preferred Stock, whether now owned or acquired after the date hereof. Whenever this Agreement refers to a number or percentage of Shares, such number or percentage shall be calculated as if each of the Shares had been exchanged or converted into shares of Common Stock immediately prior to such calculation regardless of the existence of any restrictions on such exchange or conversion.

                 "Speese Included Shares" shall mean those 2,528,432 shares of Common Stock beneficially owned by Speese as of the Effective Date.

                 "Stock Purchase Agreement" shall have the meaning set forth in the recitals.

                 "Subsidiary" shall mean, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

                 "Talley Included Shares" shall mean those 5,893,265 shares of Common Stock beneficially owned by Talley as of the Effective Date.

                 "Transfer" shall mean (i) when used as a noun: any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of; provided, however, Transfer shall not include a pledge in connection with a recourse, bona fide loan transaction that is not intended to avoid the provisions of this Agreement.

                 "Transferee" shall mean any Person to whom Shares have been Transferred in compliance with the terms of this Agreement.


                                   ARTICLE II

                           RESTRICTIONS ON TRANSFERS

                 Section          1.               Transfers in Accordance with
                                           this Agreement.  Any attempt to
                                           Transfer, or purported Transfer of,
                                           any of the Talley Included Shares or
                                           the Speese Included Shares in
                                           violation of the terms of this
                                           Agreement shall be null and void and
                                           the Company shall not  register upon
                                           its books, and shall direct its
                                           transfer agent not to register on
                                           its books any such Transfer. A copy
                                           of this Agreement shall be filed
                                           with the





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                                           Secretary of the Company and the
                                           Company's transfer agent and kept
                                           with the records of the Company.

                 Section          2.               Agreement to be Bound.

                 (a)              No party hereto (other than the Company, the
                          Purchaser and their Permitted Transferees) shall Transfer any Shares except (i) to a Permitted Transferee or (ii) as specifically provided herein.

                 (b)              None of  Talley or his Permitted Transferees
                          shall Transfer their respective pecuniary interests in any of the Talley Included Shares to any party other than a Permitted Transferee of Talley, except that (i) commencing upon the date that is one year from the date of this Agreement, Talley and his Permitted Transferees shall be entitled to Transfer up to 500,000 Shares in aggregate during any subsequent twelve-month period and (ii) the Company shall be entitled to repurchase up to $25,000,000 of the Talley Included Shares. Notwithstanding the forgoing, in no case shall Talley or his Permitted Transferees Transfer any Shares if such Transfer would trigger default or change-in-control provisions under the Certificates of Designations, the Credit Agreements or any other material debt instrument of the Company.

                 (c)              None of Speese or his Permitted Transferees
                          shall Transfer their respective pecuniary interests in any of the Speese Included Shares to any party other than a Permitted Transferee of Speese, except that during any twelve-month period Speese and his Permitted Transferees shall be entitled to Transfer up to 300,000 Shares in aggregate through sales pursuant to Rule 144 under the Securities Act. Notwithstanding the forgoing, in no case shall Speese or his Permitted Transferees (i) Transfer more than 50% of the Speese Included Shares during the five-year period commencing on the Effective Date or (ii) Transfer any Shares if such Transfer would trigger default or change-in-control provisions under the Certificates of Designations, the Credit Agreements or any other material debt instrument of the Company.

                 (d)              No Transfer to a Permitted Transferee of
                          Purchaser or of any party as provided in the foregoing clauses (a), (b) and (c) of this Section
                          2.2 shall be permitted unless (i) the certificates representing such Shares issued to the Transferee bear the legend provided in Section 2.3 and (ii) the Transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to the Company, confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as such Transferee's transferor, except as otherwise specifically provided in this Agreement.





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                 Section          3.               Legend. The Purchaser and
                                           each Management Stockholder hereby
                                           agrees that each outstanding
                                           certificate representing Shares
                                           issued to any of them, or any
                                           certificate issued in exchange for
                                           or upon conversion of any similarly
                                           legended certificate, shall bear a
                                           legend reading substantially as
                                           follows:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR FROM REGISTRATION OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 5, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT.


                                  ARTICLE III

                      ADDITIONAL RIGHTS AND OBLIGATIONS OF
                         THE PURCHASER AND THE COMPANY

                 Section          1.               Access to Information;
                                           Confidentiality.  Upon the request
                                           of the Purchaser, the Company shall
                                           afford the Purchaser and its
                                           accountants, counsel and other
                                           representatives reasonable access to
                                           all of the properties, books,
                                           contracts, commitments and records
                                           (including, but not limited to, tax
                                           returns) of the Company and its
                                           Subsidiaries that are reasonably
                                           requested.  The Purchaser will, and
                                           will cause its agents to, conduct
                                           any such





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                                           investigations on reasonable advance
                                           notice, during normal business
                                           hours, with reasonable numbers of
                                           persons and in such a manner as not
                                           to interfere unreasonably with the
                                           normal operations of the Company and
                                           its Subsidiaries.

                 Except as otherwise required by applicable law, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other Person, would jeopardize the attorney-client privilege of the Person in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date hereof. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                 The Purchaser shall, and shall use its best efforts to cause their representatives to, keep confidential all such information to the same extent such information is treated as confidential by the Company, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information that (x) was already in the Purchaser's possession prior to the disclosure thereof by the Company (other than through disclosure by any other Person known by the Purchaser to be subject to a duty of confidentiality), (y) was then generally known to the public, or (z) was disclosed to the Purchaser by a third party not known by the Purchaser to be bound by an obligation of confidentiality or (ii) disclosures made as required by law or legal process or to any person exercising regulatory authority over such the Purchaser or its Affiliates. If in the absence of a protective order or the receipt of a waiver hereunder, the Purchaser is nonetheless, in the opinion of their counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Purchaser may disclose such information to such tribunal or governmental body or agency without liability hereunder. In addition, in the event that any information disclosed by the Company to Purchaser is material nonpublic information, the Purchaser agrees to comply with its obligations under the applicable Federal and state securities laws with respect thereto, including but not limited to, the laws pertaining to the possession, dissemination and utilization of such material nonpublic information.

                 Section          2.               Furnishing of Information.
                                           (a) The Company shall deliver to
                                           the Purchaser, as long as the
                                           Purchaser shall own any Shares:

                          (i) As promptly as practical, but in no event later than 30 days after the end of each calendar month, a copy of the monthly financial reporting package for such month customarily prepared for the Company's Chief Executive Officer.

                          (ii) As promptly as practical, but in no event later than 60 days after the close of each of its first three quarterly accounting periods during any fiscal year of the Company, the consolidated balance sheet of the Company as at the end of such quarterly period, and the related consolidated statements of operations, stockholders' equity and cash flows for such quarterly





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         period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year (if such comparative figures are available without unreasonable expense), all of which shall be certified by the chief financial officer of the Company, to have been prepared in accordance with generally accepted accounting principles, subject to year-end audit adjustments, together with an MD&A;

                          (iii) As promptly as practical, but in no event later than 105 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing, together with an MD&A; and

                          (iv) All reports, if any, filed by the Company or any Subsidiary of the Company with the Commission under the Exchange Act, as promptly as practical, but in no event later than 15 days after filing any such reports with the Commission.

                          (b)     The provisions of Sections 3.2(a)(ii) and
(iii) above shall be deemed to have been satisfied if the Company delivers the reports timely filed by the Company with the Commission on Form 10-Q or 10-K, as applicable, for such periods promptly, but in no event later than 15 days after filing any such Form with the Commission.

                                   ARTICLE IV

                        CORPORATE GOVERNANCE AND VOTING

                 Section          1.               Board of Directors of the
                                           Company.

                          (a)     On or immediately following the Effective
Date, the Company and the Management Stockholders shall take appropriate actions to cause the amendment of the Amended and Restated Bylaws of the Company to provide that the Board of Directors of the Company shall be composed of seven (7) members (or such lesser number of members as actually shall have been designated and agreed to by the parties hereto in accordance with the provisions of this Section 4.1). Thereupon the Company shall be entitled, but not required, to nominate five members to the Board of Directors (collectively, the "Company Nominees"), and the Purchaser (or any representative thereof designated by the Purchaser) shall be entitled, but not required, to nominate two members to the Board of Directors (collectively, the "Apollo Nominees"). One Apollo Nominee shall be classified as a Class I Director of the Company, and the other Apollo Nominee shall be classified as a Class II Director of the Company.

                          (b)     The Management Stockholders and the Company
shall take appropriate actions to cause the appointment of the Apollo Nominees to become effective upon the





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
amendment of the Amended and Restated Bylaws of the Company as provided in
Section 4.1(a) above. The Management Stockholders and the Purchaser shall vote all of the Shares owned or held of record by them at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of stockholders, and, to the extent entitled to vote thereon, each party hereto shall take all actions otherwise necessary to ensure (to the extent within the parties' collective control) that the Company Nominees and the Apollo Nominees are elected to the Board of Directors.

                          (c)     The Company, the Management Stockholders and
the Purchaser shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company, to call, a special meeting of stockholders of the Company, as applicable, and to vote all of the Shares owned or held of record by them for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of (A) any Company Nominee if the Management Stockholders request such director's removal in writing for any reason, and (B) any Apollo Nominee if the Purchaser requests such director's removal in writing for any reason. The Company and the Purchaser, respectively, shall have the right to designate a new nominee in the event any Company Nominee or Apollo Nominee, respectively, shall be so removed under this Section 4.1(c) or shall vacate his directorship for any reason.

                 Except as provided in this Section 4. l(c), each party hereto agrees that, at any time that it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any Company Nominee or Apollo Nominee unless (i) such removal shall be at the request of the party who nominated such director pursuant to the provisions of Section 4. l(a) or (ii) the right of the party who nominated such director to do so has terminated in accordance with clause (f) below.

                          (d)     The Company shall not, and shall not permit
any of its Subsidiaries to, without the consent of holders of a majority of the Shares held by the Management Stockholders or the Purchaser, as the case may be, take any action under Section 4.2(b) of this Agreement that requires the approval of the Apollo Nominees, if any of the Company Nominees or Apollo Nominees are Persons whose removal from the Board of Directors has been requested at or prior to the time of such action by the party who nominated such director pursuant to Section 4. l(a). Each party hereto shall use reasonable efforts to prevent any action from being taken by the Board of Directors, during the pendency of any vacancy due to death, resignation or removal of a director, unless the Person entitled to have a person nominated by it elected to fill such vacancy shall have failed, for a period of ten (10) days after notice of such vacancy, to nominate a replacement.

                          (e)     The initial Company Nominees shall be J.
Ernest Talley, Mark E. Speese, J. V. Lentell, Joseph V. Mariner, Jr. and Rex W. Thompson. Any other person designated by the Company as a Company Nominee shall be reasonably acceptable to the Purchaser. The initial Apollo Nominees shall be Peter P. Copses and Laurence M. Berg. Any other person designated by the Purchaser as an Apollo Nominee shall either be (x) a partner, employee or Affiliate of the Purchaser or its Affiliates or (y) a person who is reasonably acceptable to the Management Stockholders.





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

                          (f)     The obligations of the Purchaser pursuant to
this Section 4.1 shall terminate if the Management Stockholders cease to beneficially own 50% of the number of Shares owned by the Management Stockholders on the Effective Date; provided, however, that so long as Talley remains Chairman and Chief Executive Officer of the Company, the Purchaser shall continue to vote for Talley as a Company Nominee in accordance with this
Section 4, and so long as Speese remains President of the Company, the Purchaser shall continue to vote for Speese as a Company Nominee in accordance with this Section 4.

                          (g)     At such time as the Purchaser, together with
any and all of its Permitted Transferees, cease to hold in aggregate 50% or more of the Shares owned by the Purchaser on the Effective Date, Purchaser shall be entitled, but not required, to nominate only one Apollo Nominee in accordance with this Section 4. At such time as the Purchaser, together with any and all of its Permitted Transferees, cease to hold in aggregate 10% or more of the Shares owned by the Purchaser on the Effective Date, the Purchaser shall no longer be entitled to nominate any Apollo Nominees in accordance with this Section 4.

                          (h)     In the event the Company establishes an
Executive Committee of the Board of Directors, it shall be comprised of such persons as a majority of the Board of Directors shall approve, provided, however, such committee shall also include at least one Apollo Nominee. The Executive Committee shall have authority, subject to applicable law, to take all actions that (A) are ancillary to or arise in the normal course of the businesses of the Company, or (B) implement and are consistent with resolutions of the Board of Directors provided, however, that such Executive Committee shall not be authorized to take any action which, if proposed to be taken by the full Board of Directors would require the affirmative vote of the Apollo Nominees in accordance with Section 4.2.

                          (i)     The Finance Committee of the Board of
Directors shall be comprised of one of the Apollo Nominees, one of the Company Nominees and one other director designated by the Board of Directors who is not also a member of management of the Company.

                          (j)     Each of the Audit Committee and the
Compensation Committee of the Board of Directors shall be comprised of at least one of the Apollo Nominees and at least one other director designated by the Board of Directors who is not also a member of management of the Company.

                          (k)      Each committee of the Board of Directors, to
which authority has been delegated, shall keep complete and accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute such minutes and records to each member of the Board of Directors.

                          (l)     The parties agree that upon the request of
Purchaser, the Company shall cause the Board of Directors of any wholly-owned subsidiary of the Company to include such number of individuals designated by the Purchaser (or any representative thereof designated by the Purchaser) in the same proportion of the total number of members of the Board of Directors of such subsidiary as the proportion of the Company's Board of Directors to which the Purchaser is entitled pursuant to Section 4.1(a).

                 Section          2.               Action by the Board of
                                           Directors.

                 (a)              Except as provided below, all decisions of
                          the Board of Directors shall require the affirmative vote of a majority of the directors of the Company then in office, or a majority of the members of an Executive Committee of the Board of Directors, to the extent such decisions may be lawfully delegated to an Executive Committee pursuant to Section 4.1(g).

                 (b)              The Company shall not, and it shall cause
                          each of its Subsidiaries not to, take (or agree to take) any action regarding the following matters, directly or indirectly, including through a merger or consolidation with any other corporation or otherwise, without the affirmative vote of the Apollo
                          Nominees: (i) increase the number of authorized shares of Preferred Stock or authorize the issuance or issue of any shares of Preferred Stock other than to existing holders of Preferred Stock, (ii) issue any new class or series of equity security, (iii) amend, alter or repeal, in any manner whatsoever, the designations, preferences and relative rights and limitations and restrictions of the Series A and B Preferred Stock; (iv) amend, alter or repeal any of the provisions of the Charter Documents or the Certificates of Designations in a manner that would negatively impact the holders of the Series A and B Preferred Stock, including (but not limited to) any amendment that is in conflict with the approval rights set forth in this Section 4.2; (v) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of any shares of Common Stock or Junior Stock (as defined in the Certificates of Designations), except for the repurchase by the Company of up to $25,000,000 in Common Stock from Talley, or declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Company, or other property) on shares of Common Stock or Junior Stock; (vi) cause the number of directors of the

                          Company to be greater than seven (7); (vii) enter into any agreement or arrangement with or for the benefit of any Person who is an Affiliate of the Company with a value in excess of $5 million in a single transaction or series of related transactions;
                          (viii) effect a voluntary liquidation, dissolution or winding up of the Company; (ix) sell or agree to sell all or substantially all of the assets of the Company, unless such transaction (1) occurs after the fourth anniversary of the Effective Date, (2) is a sale for cash and (3) results in an internal rate of return ("IRR") to the Purchaser of 30% compounded quarterly or greater with respect to each Share issued to the Purchaser on the Effective Date; or (x) enter into any merger or consolidation or other business combination involving the Company (except a merger of a wholly- owned subsidiary of the Company into the Company in which the Company's capitalization is unchanged as a result of such merger) unless such transaction (1) occurs after the fourth anniversary of the Effective Date, (2) is for cash and (3) results in an IRR to the Purchaser of 30% compounded quarterly or greater with respect to each Share issued to the Purchaser on the Effective Date.

                 (c)              Notwithstanding the foregoing Section 4(b),
                          if the Purchaser owns less than 33 1/3% of the Shares owned by them on the Effective Date, the provisions of Section 4(b) shall cease to exist and shall be of no further force or effect.

                 (d)              While any shares of Series and B Preferred
                          Stock are outstanding, the Company shall not and it shall cause each of its Subsidiaries not to, issue any debt securities of the Company with a value in excess of $10 million (including any refinancing of existing indebtedness) without the majority affirmative vote of the Finance Committee

                 (e) While any shares of Series A and B Preferred Stock are outstanding, the Company shall not, and it shall cause each of its Subsidiaries not to, issue any equity securities of the Company with a value in excess of $10 million (including any refinancing of existing indebtedness) without the unanimous affirmative vote of the Finance Committee; provided, however, that the following equity issuances shall require only a majority affirmative vote of the Finance Committee: (A) an offering of Common Stock within 24 months of the Effective Date that is equal to or less than $75 million of gross proceeds to the Company and the selling price is equal to or greater than the Conversion Price (as defined in the Series A Preferred Stock Certificate of Designations), (B) an offering of Common Stock in which the selling price (1) at any time prior to the third anniversary of the Effective Date is equal to or greater than two times the Conversion Price (as defined in the Series A Preferred Stock Certificate of Designations) and (2) thereafter, equal to or greater than the price that would imply 25% or greater IRR compounded quarterly on the Conversion Price (as defined below) and (C) an issuance of equity in connection with an acquisition if the issuance is equal to or less than 10% of the outstanding Common Stock (calculated post-issuance of such shares of Common Stock).

                 Section          3.               Charter Documents.  (a)
                                           Exhibits A and B set forth copies of
                                           the Charter Documents, each in the
                                           form in which it is to be in effect
                                           on the Effective Date, except that
                                           the Company's Amended and Restated
                                           Certificate of Incorporation shall
                                           also include, in addition to the
                                           terms of Exhibit A hereto, the
                                           Certificates of Designations, which
                                           shall have been filed with the
                                           Secretary of State of Delaware as
                                           part of the Company's Amended and
                                           Restated Certificate of
                                           Incorporation on or prior to the
                                           Effective Date.

                          (b)     The Company covenants that it will act, and
each Management Stockholder and the Purchaser agrees to use its best efforts to cause the Company to act, in accordance with its Charter Documents and Certificates of Designations in all material respects and to cause compliance with all provisions contained herein. Each Management Stockholder and the Purchaser shall vote all the Shares owned or held of record by it at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (to the extent within the parties' collective control) that (i) the Charter Documents and Certificates of Designations of the Company do not, at any time, conflict with the provisions of this Agreement, and (ii) unless an amendment is approved by the Board of Directors in accordance with Section 4.2, the Charter Documents of the Company continue to be in effect in the forms attached hereto as Exhibits A and B and the Certificates of Designations continue to be in effect in the form attached as exhibits to the Stock Purchase Agreement.

                                   ARTICLE V

                                  TERMINATION

                 Section          1.               Termination.  Except as
                                           otherwise provided herein with
                                           respect to certain specific
                                           provisions, this Agreement shall
                                           terminate upon the earlier to occur
                                           of:

                          (i)              the mutual agreement of the parties
                                  hereto,

                          (ii)             with respect to any party hereto
                                  other than the Company, such party ceasing to own any Shares,

                          (iii)            such time as less than 10% of the
                                  Shares continue to be subject to the
                                  provisions of this Agreement, or

                          (iv)             on the eleventh anniversary of the
                                  Effective Date.

                                   ARTICLE VI

                                 MISCELLANEOUS

                 Section          1.               No Inconsistent Agreements.
                                           Each party hereto hereby consents to
                                           the termination of any prior written
                                           or oral agreement or understanding
                                           restricting, conditioning or
                                           limiting the ability of any party to
                                           transfer or vote Shares.

                 Each of the Company and the Management Stockholders represents and agrees that, as of the Effective Date, there is no (and from and after the Effective Date they will not, and will cause their respective Subsidiaries and Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its Subsidiaries (and from and after the Effective Date neither the Company nor any Management Stockholder shall take, or permit any of their Subsidiaries or Affiliates to take, any action) that is inconsistent in any material respect with the rights granted to the Purchaser in this Agreement.

                 Without limiting the foregoing, the Company represents that there are no existing agreements relating to the voting or registration of any equity securities of the Company or any of its Subsidiaries other than the agreements of (i)[Talley and Speese dated as of July 8, 1998, as amended by their respective agreements dated as of August 5, 1998] (ii) Mark Talley dated as of August 5, 1998, (iii) Michael C. Talley dated as of August 5, 1998 and
(iv) Mitchell Fadel dated as of August 5, 1998 to vote in favor of the transactions contemplated in the Stock Purchase Agreement at a stockholders meeting held for such purpose, and there are no other existing agreements between the Company and any other holder of Shares relating to the transfer of any equity securities of the Company or any of its Subsidiaries.

                 Section          2.               Recapitalization. Exchanges,
                                           etc.  If any capital stock or other
                                           securities are issued in respect of,
                                           in exchange for, or in substitution
                                           of, any Shares by reason of any
                                           reorganization, recapitalization,
                                           reclassification, merger,
                                           consolidation, spin-off, partial or
                                           complete liquidation, stock
                                           dividend, split-up, sale of assets,
                                           distribution to stockholders or
                                           combination of the Shares or any
                                           other change in capital structure of
                                           the Company, appropriate adjustments
                                           shall be made with respect to the
                                           relevant provisions of this
                                           Agreement so as to fairly and
                                           equitably preserve, as far as
                                           practicable, the original rights and
                                           obligations of the parties hereto
                                           under this Agreement and
                                           the terms "Common Stock," "Preferred
                                           Stock" and "Shares," each as used
                                           herein, shall be deemed to include
                                           shares of such capital stock or
                                           other securities, as appropriate.
                                           Without limiting the foregoing,
                                           whenever a particular number of
                                           Shares is specified herein, such
                                           number shall be adjusted to reflect
                                           stock dividends, stock-splits,
                                           combinations or other
                                           reclassifications of stock or any
                                           similar transactions.

                 Section          3.               Successors and Assigns.
                                           This Agreement shall be binding upon
                                           and shall inure to the benefit of
                                           the parties hereto, and their
                                           respective successors and permitted
                                           assigns; provided that (i) neither
                                           this Agreement nor any rights or
                                           obligations hereunder may be
                                           transferred or assigned by the
                                           Company (except by operation of law
                                           in any merger); (ii) neither this
                                           Agreement nor any rights or
                                           obligations hereunder may be
                                           transferred or assigned by the
                                           Management Stockholders or the
                                           Purchaser except to any Person to
                                           whom it has Transferred Shares in
                                           compliance with this Agreement and
                                           who has become bound by this
                                           Agreement pursuant to Section 2.2
                                           hereof; and (iii) the rights of the
                                           parties under Article IV hereof may
                                           not be assigned to any Person except
                                           as explicitly provided therein.

                 Section          4.               No Waivers; Amendments.  (a)
                                           No failure or delay by any party in
                                           exercising any right, power or
                                           privilege hereunder shall operate as
                                           a waiver thereof, nor shall any
                                           single or partial exercise thereof
                                           preclude any other or further
                                           exercise thereof or the exercise of
                                           any other right, power or privilege.
                                           The rights and remedies herein
                                           provided shall be cumulative and not
                                           exclusive of any rights or remedies
                                           provided by law.

                          (b)     This Agreement may not be amended or
modified, nor may any provision hereof be waived, other than by a written instrument signed by the parties hereto.

                 Section          5.               Notices.  All notices,
                                           demands, requests, consents or
                                           approvals (collectively, "Notices")
                                           required or permitted to be given
                                           hereunder or which are given with
                                           respect to this Agreement shall be
                                           in writing and shall be personally
                                           delivered or mailed, registered or
                                           certified, return receipt requested,
                                           postage prepaid (or by a
                                           substantially similar method), or
                                           delivered by a reputable overnight
                                           courier service with charges
                                           prepaid, or transmitted by hand
                                           delivery or facsimile, addressed as
                                           set forth below, or such other
                                           address

                                           (and with such other copy) as such
                                           party shall have specified most
                                           recently by written notice.  Notice
                                           shall be deemed given or delivered
                                           on the date of service or
                                           transmission if personally served or
                                           transmitted by facsimile.  Notice
                                           otherwise sent as provided herein
                                           shall be deemed given or delivered
                                           on the third business day following
                                           the date mailed or on the next
                                           business day following delivery of
                                           such notice to a reputable overnight
                                           courier service.

                 To the Company or the Management Stockholders:

                          Renters Choice, Inc.
                          13800 Montfort Drive, Suite 300
                          Dallas, Texas  75240
                          Attn:   J. Ernest Talley, Chief Executive Officer
                          Fax:    (214)385-1625

                 with a copy (which shall not constitute notice) to:

                          Winstead Sechrest & Minick P.C.
                          5400 Renaissance Tower
                          1201 Elm Street
                          Attn:  Thomas W. Hughes, Esq.
                          Fax:  (214)745-5390


                 To the Purchaser:

                          Apollo Investment Fund IV, L.P. and/or
                          Apollo Overseas Partners IV, L.P.
                          c/o Apollo Management IV, L.P.
                          1999 Avenue of the Stars, Suite 1900
                          Los Angeles, California  90067
                          Attn:  Michael D. Weiner
                          Facsimile: (310)201-4166

                 with a copy (which shall not constitute notice) to:

                          Morgan, Lewis & Bockius LLP
                          300 South Grand Avenue, Suite 2200
                          Los Angeles, California  90071
                          Attn:   John F. Hartigan, Esq.
                          Fax:     (213)612-2554

                 Section          6.               Inspection.  So long as this
                                           Agreement shall be in effect, this
                                           Agreement and any amendments hereto
                                           and waivers hereof shall be
                                           distributed to all parties hereto
                                           after becoming effective and shall
                                           be made available for inspection at
                                           the principal office of the Company
                                           by the Purchaser.

                 SECTION          7.               GOVERNING LAW.  THIS
                                           AGREEMENT SHALL BE GOVERNED BY AND
                                           CONSTRUED IN ACCORDANCE WITH THE
                                           LAWS OF THE STATE OF NEW YORK, AS
                                           APPLIED TO CONTRACTS MADE AND
                                           PERFORMED WITHIN THE STATE OF NEW
                                           YORK, WITHOUT REGARD TO PRINCIPLES
                                           OF CONFLICT OF LAWS,
EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE INTERPRETED IN
ACCORDANCE WITH THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.   EACH
PARTY HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS WITHIN THE STATE OF NEW YORK.

                 Section          8.               Section Headings.  The
                                           section headings contained in this
                                           Agreement are for reference purposes
                                           only and shall not affect the
                                           meaning or interpretation of this
                                           Agreement.

                 Section          9.               Entire Agreement.  This
                                           Agreement, together with the Stock
                                           Purchase Agreement, the Certificate
                                           of Designations and the Registration
                                           Rights Agreements, constitutes the
                                           entire agreement and understanding
                                           among the parties hereto with
                                           respect to the subject matter hereof
                                           and thereof and supersedes any and
                                           all prior agreements and
                                           understandings, written or oral,
                                           relating to the subject matter
                                           hereof.

                 Section          10.              Severability.  Any term or
                                           provision of this Agreement which is
                                           invalid or unenforceable in any
                                           jurisdiction shall, as to such
                                           jurisdiction, be ineffective to the
                                           extent of such invalidity or
                                           unenforceability without rendering
                                           invalid or unenforceable the
                                           remaining terms and provisions of
                                           this Agreement or affecting the
                                           validity or enforceability of any of
                                           the terms or provisions of this
                                           Agreement in any other
                                           jurisdictions, it being intended
                                           that all rights and obligations of
                                           the parties hereunder shall be
                                           enforceable to the fullest extent
                                           permitted by law.

                 Section          11.              Counterparts.  This
                                           Agreement may be signed in
                                           counterparts, each of which shall
                                           constitute an original and which
                                           together shall constitute one and
                                           the same agreement.

                 Section          12.              Required Approvals.  If
                                           approval of this Agreement or any of
                                           the transactions contemplated hereby
                                           shall be required
                                           by any governmental or
                                           supra-governmental agency or
                                           instrumentality or is considered to
                                           be necessary or advisable to all the
                                           parties hereto, all parties hereto
                                           shall use their best efforts to
                                           obtain such approval.

                 Section          13.              Public Disclosure.  The
                                           Company shall not, and shall not
                                           permit any of its Subsidiaries to,
                                           make any public announcements or
                                           disclosures relating or referring to
                                           the Purchaser, any of its
                                           affiliates, or any of their
                                           respective directors, officers,
                                           partners, employees or agents
                                           (including, without limitation, any
                                           Person designated as a director of
                                           the Company pursuant to the terms
                                           hereof) unless the Purchaser has
                                           consented to the form and substance
                                           thereof, which consent shall not be
                                           unreasonably withheld except to the
                                           extent such disclosure is, in the
                                           opinion of counsel, required by law
                                           or by stock exchange regulation,
                                           provided that (i) any such required
                                           disclosure shall only be made, to
                                           the extent consistent with the law,
                                           after consultation with the
                                           Purchaser and (ii) no such
                                           announcement or disclosure (except
                                           as required by law or by stock
                                           exchange regulation) shall identify
                                           any such Person without the
                                           Purchaser's prior consent.

                                    *  *  *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               RENTERS CHOICE, INC.

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               APOLLO INVESTMENT FUND IV., L.P.
                               a Delaware limited partnership

                               By:  Apollo Advisors IV, L.P.
                                    its General Partner

                                    By:   Apollo Capital Management IV, Inc.
                                          its General Partner

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                               APOLLO OVERSEAS PARTNERS IV, L.P.
                               an exempted limited partnership registered in the Cayman Islands

                               By:  Apollo Advisors IV, L.P.
                                    its General Partner

                                    By:   Apollo Capital Management IV, Inc.
                                          its Managing General Partner

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------




                               -------------------------------------------------
                               J. Ernest Talley


                               -------------------------------------------------
                               Mark E. Speese

                                 SPOUSAL RIGHTS

                 The undersigned spouse of a party hereto acknowledges that such spouse has read this Stockholders Agreement. Such spouse specifically agrees that the provisions of this Agreement shall apply to any ownership interest in Common Stock of Renters Choice that she now has or hereafter acquires and to any such Common Stock that she may acquire in her own right as a result of any marital separation, marital dissolution, separate maintenance proceedings or any similar action. Such spouse hereby agrees that her spouse may join in any future amendment or modification of this Stockholders Agreement without any further signature, acknowledgment, agreement or consent on her part, and hereby further agrees that any interest which she may have in such Common Stock shall be subject to the provisions of this Stockholders Agreement.


                                           -------------------------------------
                                           Marianne Talley

                                 SPOUSAL RIGHTS

                 The undersigned spouse of a party hereto acknowledges that such spouse has read this Stockholders Agreement. Such spouse specifically agrees that the provisions of this Agreement shall apply to any ownership interest in Common Stock of Renters Choice that she now has or hereafter acquires and to any such Common Stock that she may acquire in her own right as a result of any marital separation, marital dissolution, separate maintenance proceedings or any similar action. Such spouse hereby agrees that her spouse may join in any future amendment or modification of this Stockholders Agreement without any further signature, acknowledgment, agreement or consent on her part, and hereby further agrees that any interest which she may have in such Common Stock shall be subject to the provisions of this Stockholders Agreement.




                                           -------------------------------------
                                           Carolyn Speese





                                       22